UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
June 14, 2023
(Date of Report (date of earliest event reported)

IRIDEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-27598	77-0210467
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1212 Terra Bella Avenue Mountain View, California 94043
(Address of principal executive offices, including zip code)

(650) 940-4700
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.01 per share	IRIX	Nasdaq Global Market

Item 5.02(e). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of IRIDEX Corporation (the “Company”) was held on June 14, 2023, at the Company’s headquarters located at 1212 Terra Bella Avenue, Mountain View, CA 94043.

At the Annual Meeting, the Company’s stockholders approved the Company’s 2008 Equity Incentive Plan (the “2008 Plan”), as amended, to provide for an increase in the shares of common stock reserved for issuance under the 2008 Plan by an additional 1,000,000 shares.

A detailed summary of the 2008 Plan, as amended, is contained in the Company’s proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 28, 2023 (the “Proxy Statement”). The summary contained in the Proxy Statement does not purport to be complete and is qualified in its entirety by reference to the full text of the 2008 Plan, which is filed hereto as Exhibit 10.1.

Item 5.07. Submission of Matters to a Vote of Security Holders.

As of April 17, 2023, the record date of the Annual Meeting, 16,007,161 shares of the Company’s common stock were outstanding and entitled to vote at the Annual Meeting. Present at the Annual Meeting in person or by proxy were holders of 9,943,343 shares, or 62.12%, of the Company’s common stock, constituting a quorum for the transaction of business. The proposals voted upon at the meeting and the vote with respect to each such matter are as set forth below:

Proposal 1: Election of Directors.

Nominee	For	Against	Abstain	Broker Non-Votes
David I. Bruce	5,989,369	684,641	10,040	3,259,293
Nandini Devi	5,466,465	1,096,587	120,998	3,259,293
Robert Grove, Ph.D.	5,445,151	1,117,916	120,983	3,259,293
Beverly A. Huss	5,810,909	595,101	278,040	3,259,293
Kenneth E. Ludlum	5,301,969	1,095,579	286,502	3,259,293
Scott Shuda	5,556,058	867,379	260,613	3,259,293

Based on the votes set forth above, each director nominee was duly elected to serve until the 2024 Annual Meeting of Stockholders or until his or her respective successor is duly elected and qualified or until his or her earlier death, resignation or removal.

Proposal 2: To ratify the appointment of BPM LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 30, 2023.

For	Against	Abstain	Broker Non-Votes
9,631,991	290,323	21,029	0

Based on the votes set forth above, the stockholders ratified the appointment of BPM LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 30, 2023.

Proposal 3: To conduct an advisory vote to approve the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
5,688,229	830,659	165,162	3,259,293

The stockholders approved the compensation of the Company’s named executive officers on an advisory vote.

Proposal 4: To approve of the 2008 Equity Incentive Plan, as amended.

For	Against	Abstain	Broker Non-Votes
5,387,400	1,132,190	164,460	3,259,293

Based on the votes set forth above, the stockholders approved the 2008 Equity Incentive Plan, as amended.

Proposal 5: To approve of the amendment to the Amended and Restated Certificate of Incorporation to eliminate or limit the personal liability of officers.

For	Against	Abstain	Broker Non-Votes
5,231,977	1,445,031	7,042	3,259,293

Based on the votes set forth above, the stockholders did not approve the amendment to the Amended and Restated Certificate of Incorporation to eliminate or limit the personal liability of officers.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Iridex Corporation 2008 Equity Incentive Plan, as amended.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDEX CORPORATION

	By:	/s/David I. Bruce
David I. Bruce
President and Chief Executive Officer

Date: June 15, 2023